UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2017

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland	47-4608249
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2017, Resource Apartment REIT III, Inc. (the “Company”), through its operating partnership, entered into an agreement to purchase an apartment community located in Duval County, Florida (the “Property”) from an unaffiliated seller, MREI III Bay Club, LLC. The Property is an apartment community with 220 units and amenities, including private garages for each unit, a clubhouse, pool, fitness center and business center. The contract purchase price for the Property is $28.3 million, excluding closing costs.

Pursuant to the agreement, the Company is obligated to make an earnest money deposit of $1 million. The Company will be obligated to purchase the Property only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the Property with proceeds from its ongoing initial public offering and debt proceeds. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit up to $1 million of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: June 16, 2017	By:	/s/ Alan F. Feldman
Alan F. Feldman President and Chief Operating Officer